EX 99.28(h)(1)(ii)

Amendment to Administration Agreement between
Jackson Variable Series Trust and Jackson National Asset Management, LLC

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company (the “Administrator”), and Jackson Variable Series Trust, a Massachusetts business trust (the “Trust”).

Whereas, the Administrator and the Trust entered into an Agreement effective April 27, 2015 (the “Agreement”), whereby the Administrator agreed to provide certain administrative services to several separate series of the Trust (each a “Fund”).

Whereas, the parties have agreed to amend the name of the following Fund (the “Amended Fund Name”) and to remove the following Funds pursuant to the merger of these Funds (the “Acquired Funds”) into other Funds:

Amended Fund Name (effective September 28, 2015)

-	JNL/Franklin Templeton Frontier Markets Fund to
JNL/Mellon Capital Frontier Markets 100 Index Fund

Removal of Acquired Funds (effective September 28, 2015)

-	JNAM Guidance – Equity Income Fund
-	JNL/Franklin Templeton Natural Resources Fund

Now Therefore, the parties hereto agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B attached hereto.

3.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Administrator and the Trust have caused this Amendment to be executed as of September 28, 2015. This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Jackson Variable Series Trust		Jackson National Asset Management, LLC

By:	/s/ Diana R. Gonzalez	By:	/s/ Mark D. Nerud
Name:	Diana R. Gonzalez	Name:	Mark D. Nerud
Title:	Assistant Vice Presiden t	Title:	President and CEO

Schedule A
Dated: September 28, 2015

Funds
JNAM Guidance – Interest Rate Opportunities Fund
JNAM Guidance – Conservative Fund
JNAM Guidance – Moderate Fund
JNAM Guidance – Growth Fund
JNAM Guidance – Moderate Growth Fund
JNAM Guidance – Maximum Growth Fund
JNAM Guidance – Alt 100 Fund
JNAM Guidance – Equity 100 Fund
JNAM Guidance – Fixed Income 100 Fund
JNAM Guidance – Real Assets Fund
JNL Tactical ETF Conservative Fund
JNL Tactical ETF Moderate Fund
JNL Tactical ETF Growth Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund
JNL/AQR Risk Parity Fund
JNL/BlackRock Global Long Short Credit Fund
JNL/DFA U.S. Micro Cap Fund
JNL/DoubleLine® Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/Epoch Global Shareholder Yield Fund
JNL/FAMCO Flex Core Covered Call Fund
JNL/Lazard International Strategic Equity Fund
JNL/Mellon Capital Frontier Markets 100 Index Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PIMCO Credit Income Fund
JNL/PPM America Long Short Credit Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/The Boston Company Equity Income Fund
JNL/The London Company Focused U.S. Equity Fund
JNL/Van Eck International Gold Fund
JNL/WCM Focused International Equity Fund

A-1

Schedule B
Dated: September 28, 2015

Funds	Assets	Fee
JNAM Guidance – Interest Rate Opportunities Fund	All Assets	0.05%
JNAM Guidance – Conservative Fund	All Assets	0.05%
JNAM Guidance – Moderate Fund	All Assets	0.05%
JNAM Guidance – Growth Fund	All Assets	0.05%
JNAM Guidance – Moderate Growth Fund	All Assets	0.05%
JNAM Guidance – Maximum Growth Fund	All Assets	0.05%
JNAM Guidance – Alt 100 Fund	All Assets	0.05%
JNAM Guidance – Equity 100 Fund	All Assets	0.05%
JNAM Guidance – Fixed Income 100 Fund	All Assets	0.05%
JNAM Guidance – Real Assets Fund	All Assets	0.05%
JNL Tactical ETF Conservative Fund	All Assets	0.15%
JNL Tactical ETF Moderate Fund	All Assets	0.15%
JNL Tactical ETF Growth Fund	All Assets	0.15%
JNL/American Funds® Global Growth Fund	All Assets	0.10%
JNL/American Funds® Growth Fund	All Assets	0.10%
JNL/AQR Risk Parity Fund	All Assets	0.15%
JNL/BlackRock Global Long Short Credit Fund	All Assets	0.15%
JNL/DFA U.S. Micro Cap Fund	All Assets	0.15%
JNL/DoubleLine® Total Return Fund	All Assets	0.15%
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	All Assets	0.15%
JNL/Epoch Global Shareholder Yield Fund	All Assets	0.15%
JNL/FAMCO Flex Core Covered Call Fund	All Assets	0.15%
JNL/Lazard International Strategic Equity Fund	All Assets	0.15%
JNL/Mellon Capital Frontier Markets 100 Index Fund	All Assets	0.15%
JNL/Neuberger Berman Currency Fund	All Assets	0.15%
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund	All Assets	0.15%
JNL/Nicholas Convertible Arbitrage Fund	All Assets	0.15%
JNL/PIMCO Credit Income Fund	All Assets	0.15%
JNL/PPM America Long Short Credit Fund	All Assets	0.15%
JNL/T. Rowe Price Capital Appreciation Fund	All Assets	0.15%
JNL/The Boston Company Equity Income Fund	All Assets	0.15%
JNL/The London Company Focused U.S. Equity Fund	All Assets	0.15%
JNL/Van Eck International Gold Fund	All Assets	0.15%
JNL/WCM Focused International Equity Fund	All Assets	0.15%

B-1